EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 23, 2015 (May 19, 2015, as it relates to the retrospective adjustments from the effects of reporting discontinued operations and the reclassification of signage income as discussed in Note 2 to the consolidated financial statements and the effects of the change in reportable segments discussed in Note 25 to the consolidated financial statements), relating to the consolidated financial statements and financial statement schedules of Vornado Realty L.P., appearing in this Current Report on Form 8-K dated May 19, 2015 of Vornado Realty L.P. and our report dated February 23, 2015 relating to the effectiveness of Vornado Realty L.P.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Vornado Realty L.P. for the year ended December 31, 2014:

Registration Statement No. 333-203294 on Form S-3

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

May 19, 2015